Exhibit 99.1

FOR RELEASE ON WEDNESDAY, JULY 18, 2012, AT 6:30 A.M. ET

Contact:

Infinity Pharmaceuticals, Inc.

Jaren Irene Madden, 617-453-1336

Jaren.Madden@infi.com

http://www.infi.com

Media:

Cara Amoroso, 202-729-4013

Cara.Amoroso@fkhealth.com

INFINITY REGAINS WORLDWIDE RIGHTS TO PI3K, FAAH AND EARLY

DISCOVERY PROGRAMS

– Infinity, Purdue and Mundipharma Conclude Strategic Alliance Restructuring –

– Purdue Pharma L.P. Makes $27.5 Million Equity Investment; Infinity Has Cash Runway

Through Key Data Inflection Points for IPI-145 and Retaspimycin HCl –

– Encouraging Early Data of IPI-145 in Patients with Hematologic Malignancies Informs

Trial Expansion –

Cambridge, Mass. – July 18, 2012 – Infinity Pharmaceuticals, Inc. (NASDAQ: INFI) today announced it has restructured its strategic alliance with Mundipharma International Corporation Limited and Purdue Pharmaceutical Products L.P. by mutual agreement. With this restructuring, Infinity regains worldwide rights for its phosphoinositide-3-kinase (PI3K) program, its fatty acid amide hydrolase (FAAH) program and its early discovery programs. IPI-145, the company’s potent, oral inhibitor of PI3K-delta and -gamma, is currently progressing in a Phase 1 trial in patients with advanced hematologic malignancies.

“Regaining worldwide rights to all of our programs, particularly our PI3K program, is an important, value creating development for Infinity,” said Adelene Q. Perkins, president and chief executive officer of Infinity. “Our strategic alliance with Mundipharma and Purdue has been key in building the company, and we are pleased that they will now participate in the value of our PI3K program as a more significant Infinity equity holder, together with our other investors.”

Infinity today announced the expansion of its Phase 1, open-label, dose-escalation trial of IPI-145 in patients with advanced hematologic malignancies. This expansion cohort will evaluate the safety, pharmacokinetics and efficacy of IPI-145 administered at 25 mg twice daily (BID) in patients with chronic lymphocytic leukemia, indolent non-Hodgkin’s lymphoma or mantle cell lymphoma. There have been confirmed investigator assessments of clinical response at the lowest dose levels, including 15 mg BID and less. To date, IPI-145 has been well tolerated and dose-escalation remains ongoing. The maximum tolerated dose (MTD) of IPI-145 has not yet been determined, and additional expansion cohorts are planned once the MTD is reached. Infinity expects to present data from this trial at a medical meeting in the second half of 2012.

In addition, the company plans to initiate a Phase 2 trial of IPI-145 in patients with asthma as well as a Phase 2 trial in patients with rheumatoid arthritis in the second half of 2012.

Transaction Terms

Under the terms of the termination agreements with Purdue and Mundipharma, Infinity has reacquired all worldwide development and commercialization rights for its PI3K, FAAH and early discovery programs, and Mundipharma will no longer provide research and development funding to Infinity. Mundipharma and Purdue are entitled to receive royalties on product sales for programs previously included in the strategic alliance, at rates ranging from one to four percent. Infinity also entered into a stock purchase agreement with Purdue Pharma L.P. (PPLP) under which Infinity will issue and sell 1,896,552 shares of its common stock, at a price of $14.50 per share, for aggregate proceeds to Infinity of $27.5 million. Infinity will also issue 3,520,013 shares of Infinity common stock, at the same price per share, to repay the principal and accrued interest outstanding under the $50 million line of credit made available by PPLP. These equity purchases are subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of other customary closing conditions. Upon completion of these equity purchases, PPLP, together with certain associated entities, would hold approximately 28 percent on a combined basis of Infinity’s fully diluted common stock outstanding. In addition, PPLP and the associated entities have agreed to vote any shares held by them in accordance with the voting recommendations put forth by Infinity’s Board of Directors, subject to certain exceptions for shares held by the associated entities prior to entry into the stock purchase agreement with respect to votes on major corporate transactions and charter amendments. Further, Mundipharma’s Board observation rights have terminated.

Additional Pipeline Update: Retaspimycin HCl

Infinity also announced today that its Phase 2, randomized, double-blind, placebo-controlled trial of retaspimycin hydrochloride (HCl) in combination with docetaxel in patients with non-small cell lung cancer (NSCLC) is enrolling ahead of schedule. Infinity now anticipates completing enrollment in this trial this Fall and expects to report data from the trial in the first half of 2013.

Retaspimycin HCl is an intravenously administered, potent and selective heat shock protein 90 (Hsp90) inhibitor.

Financial Guidance

In the absence of additional funding or business development activities and based on Infinity’s current operating plans, the company expects that its current cash and investments, together with proceeds from the planned equity investment of $27.5 million by PPLP, are sufficient to fund its planned operations into the second half of 2013, after data from the current trials of IPI-145 in patients with advanced hematologic malignancies and of retaspimycin hydrochloride plus docetaxel in patients with NSCLC have been obtained. The company expects to provide updated 2012 financial guidance when it reports its second quarter 2012 financial results, currently planned for August 7, 2012.

Conference Call Information

Infinity will host a conference call today, Wednesday, July 18, 2012, at 8:30 a.m. ET to discuss the agreement and provide an update on it PI3K program. A live webcast of the conference call can be accessed in the “investors/media” section of Infinity’s website at www.infi.com. To participate in the conference call, please dial 1-877-316-5293 (domestic) or 1-631-291-4526 (international) five minutes prior to start time. An archived version of the webcast will be available on Infinity’s website for 30 days.

About Infinity Pharmaceuticals, Inc.

Infinity is an innovative drug discovery and development company seeking to discover, develop and deliver to patients best-in-class medicines for diseases with significant unmet need. Infinity combines proven scientific expertise with a passion for developing novel small molecule drugs that target emerging disease pathways. Infinity’s programs focused on the inhibition of the heat shock protein 90, phosphoinositide-3-kinase and fatty acid amide hydrolase are evidence of its innovative approach to drug discovery and development. For more information on Infinity, please refer to the company’s website at www.infi.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include the expectation that Infinity will report results from the Phase 1 clinical trial of IPI-145 in patients with hematologic malignancies in the second half of 2012 and be able to expand this study in additional patient populations following identification of the maximum tolerated dose, will begin Phase 2 development of IPI-145 in asthma and rheumatoid arthritis in the second half of 2012, will complete enrollment of the clinical trial evaluating retaspimycin hydrochloride and docetaxel this Fall and to report data therefrom in the first half of 2013, has cash runway into the second half of 2013 and will provide updated financial guidance during its second quarter financial results call planned for August 7, 2012, and that we will be able to complete the transactions contemplated in the securities purchase agreement with PPLP and the associated entities. These forward looking statements also include those articulating our belief that having global development commercialization rights is a key strategic opportunity to create shareholder value, and that we expect to create such value in the future. Such statements are subject to numerous factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. For example, there can be no guarantee that any product candidate Infinity is developing will successfully complete necessary preclinical and clinical development phases, that development of any of Infinity’s product candidates will continue, or that positive data seen in any clinical trial will be replicated in a larger patient population or in subsequent trials. Further, there can be no guarantee that any positive developments in Infinity’s product portfolio will result in stock price appreciation. Management’s expectations could also be affected by risks and uncertainties relating to: Infinity’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. Food and Drug Administration, the U.S. Federal Trade Commission and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Infinity’s ability to enroll patients in its clinical trials; unplanned cash requirements and expenditures, including in connection with business development activities; development of agents by Infinity’s competitors for diseases in which Infinity is currently developing its product candidates; and Infinity’s ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing. These and other risks which may impact management’s expectations are described in greater detail under the caption “Risk Factors” included in Infinity’s quarterly report on Form 10-Q for the quarter ended March 31, 2012, filed with the Securities and Exchange Commission on May 8, 2012. Any forward-looking statements contained in this press release speak only as of the date hereof, and Infinity expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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